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                                                                    Exhibit 3.11



                                     BY-LAWS

                     INTERNATIONAL LEASE FINANCE CORPORATION

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                                     BY-LAWS

                                       OF

                           KH ACQUISITION CORPORATION

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                                    ARTICLE I

                                  Shareholders

               Section 1.1. Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such date, time and place either within or without the State of California designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

               Section 1.2. Special Meetings. Special meetings of shareholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, or by shareholders who together own of record ten percent or more of the shares entitled to vote at that meeting, such meeting to be held at such date, time and place either within or without the State of California as may be stated in the notice of the meeting.

               Section 1.3. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called or (ii) in the case of the annual meeting, those matters which the Board, at the time notice is given, intends to present for action, including, for any meeting at which directors are to be elected, a list of those nominees intended, at the time of notice, to be presented by the Board for election.

               The notice shall also include the general nature of any proposal to approve:

               (1) A transaction in which a director has a material financial interest under Section 310 of the California Corporations Code (the "Code");

               (ii) An amendment to the articles of incorporation under Section 902 of the Code;

               (iii) A reorganization under Section 1201 of the Code;

               (iv) A voluntary dissolution under Section 1900 of the Code; or

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               (v) A distribution requiring shareholder approval under Section
        2007 of the Code.

               Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the books of the corporation, or if no such address appears or is given, at the place where the principal executive office of the corporation is located, or by publication at least once in a newspaper of general circulation in the county in which the principal executive office of the corporation is located.

               Section 1.4. Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

               Section 1.5. Quorum. At each meeting of shareholders, except where otherwise provided by law or the articles of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend.

               Section 1.6. Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, or in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

               Section 1.7. Voting; Proxies. Unless otherwise provided in the articles of incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the



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matter in question. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable, subject to the provisions of Sections 705(e) and 705(f) of the California Corporations Code. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing revoking the proxy or by delivering another duly executed proxy bearing a later date with the Secretary of the Corporation.

               Directors shall, except as otherwise required by law or by the articles of incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. With respect to other matters, unless otherwise provided by law or by the articles of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, provided that (except as otherwise required by law or by the articles of incorporation) the Board of Directors may require a larger vote upon any such matter. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the articles of incorporation or these by-laws.

               Section 1.8. Inspectors. Voting at meetings of shareholders need not be conducted by inspectors unless a shareholder present in person or by proxy and entitled to vote at such meeting so requests. The Board of Directors, in advance of any shareholders' meeting, may appoint inspectors to act at the meeting or any adjournment thereof. The number of inspectors shall either be one or three. If inspectors are not so appointed or if any persons so appointed fail to appear or refuse to act, the chairman of any shareholders' meeting may, and on the request of any shareholder or shareholder's proxy entitled to vote thereat shall, appoint inspectors of election at the meeting.

               If appointed at a meeting on the request of one or more shareholders or proxies, the majority of the shares entitled to vote at that meeting shall determine whether one or three inspectors are to be appointed. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

               The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.



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               Section 1.9. Fixing Date for Determination of Shareholders of
Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. However, the Board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

               Section 1.10. List of Shareholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

               Section 1.11. Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the articles of incorporation, any action required by law to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of any shareholder approval pursuant to Sections 310, 317, 1201 or 2007 of the California Corporations Code without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval. Prompt notice in the form prescribed in
Section 1.3 of this Article I shall be given of the taking of any other corporate action without a meeting by less than unanimous written consent to those shareholders who have not consented in writing.



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                                   ARTICLE II

                               Board of Directors

               Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in these by-laws or in the articles of incorporation. The Board shall consist of not less than two nor more than three members. The exact number of directors shall be two until changed within the specified limits by a by-law amending this section, duly adopted by the Board of Directors or the shareholders. The maximum and minimum number of directors may be changed only by a duly adopted amendment to the articles of incorporation or by an amendment to this by-law approved by a majority of the outstanding shares entitled to vote. Directors need not be shareholders.

               Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the annual meeting of shareholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed without cause by the holders of a majority of the shares then entitled to vote at an election of directors; except that, no director may be removed without cause if the votes cast against his or her removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election of the entire Board at which the same total number of votes were cast (or if action is taken by written consent, all shares entitled to vote were voted). Directors may also be removed pursuant to or by court order under Sections 302 or 304 of the California Corporations Code.

               A vacancy in the Board of Directors shall be deemed to exist (a) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in Sections 303 or 304 of the California Corporations Code;
(b) if the Board of Directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (c) if the authorized number of directors is increased; or (d) if at any shareholders' meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting. Unless otherwise provided in the articles of incorporation or these by-laws and except for a vacancy caused by the removal of a director, vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

               A vacancy on the Board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created when the Board declares the office of a director vacant as provided in clause (b) of the first paragraph of this section may be filled by the Board of Directors.




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               The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.

               The term of office of a director elected to fill a vacancy shall run until the next annual meeting of the shareholders, and such a director shall hold office until a successor is elected and qualified.

               Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of California and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

               Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of California whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two directors. Special meetings shall be held on four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. Notice delivered personally or by telephone may be transmitted to a person at the director's office who can reasonably be expected to deliver such notice promptly to the director.

               Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

               Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors one-third of the entire Board shall constitute a quorum for the transaction of business. Subject to the provisions of Sections 310 and 317(e) of the California Corporations Code, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the articles of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

               Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

               Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members



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of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               Section 2.9. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

                                   ARTICLE III

                         Executive and Other Committees

               Section 3.1. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

               (1) The approval of any action for which the California Corporations Code also requires the approval of the shareholders or of the outstanding shares;

               (2) The filling of vacancies in the Board or in any committee thereof;

               (3) The fixing of compensation of the directors for serving on the Board or on any committee thereof;

               (4) The amendment or repeal of the by-laws, or the adoption of new by-laws;

               (5) The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable;

               (6) The making of distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

               (7) The appointment of other committees of the Board or of their members.

               The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

               Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

               Each such committee shall serve at the pleasure of the Board of Directors.



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                                   ARTICLE IV

                                    Officers

               Section 4.1. Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a President, a Secretary and a Chief Financial Officer, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considered desirable. Any number of offices may be held by the same person.

               Section 4.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

                Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                    ARTICLE V

                           Forms of Certificates; Loss
                             and Transfer of Shares

               Section 5.1. Forms of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (1) either the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and (2) by the Chief Financial Officer or a Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned



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by such holder in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                               Records and Reports

                Section 6.1. Shareholder Records. The Corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the Board of Directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

                A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the Corporation may:

                (a) Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, on five days' prior written demand on the corporation, or (b) obtain from the Corporation's transfer agent, on written demand and tender of the transfer agent's usual charges for this service, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which a list has been compiled or as of a specified date later than the date of demand. This list shall be made available within five days after (i) the date of demand, or (ii) the specified later date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under this section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

               Section 6.2. By-laws. The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal



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executive office of the Corporation is outside the State of California and the
Corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

                Section 6.3. Minutes and Accounting Records. The minutes of proceedings of the shareholders, the Board of Directors, and committees of the Board, and the accounting books and records shall be kept at the principal executive office of the Corporation, or at such other place or places as designated by the Board of Directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection on the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.

                Section 6.4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                Section 6.5. Annual Report to Shareholders. Inasmuch as, and for as long as, there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the Board considers appropriate.

                If at any time and for as long as, the number of shareholders shall exceed 100 the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year adopted by the Corporation. This report shall be sent at least 15 days (if third class mail is used, 35 days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified for giving notice to shareholders in these bylaws. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and a statement of changes in financial position for the fiscal year prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by any report of independent accountants, or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the Corporation's books and records.

                Section 6.6. Financial Statements. The Corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the Corporation on file in the corporation's principal executive office for 12 months; these documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.



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                If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year the Corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial condition for that fiscal year.

                A shareholder or shareholders holding five percent or more of the outstanding shares of any class of stock of the Corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet of the corporation as of the end of that period. If such documents are not already prepared, the Chief Financial Officer shall cause them to be prepared and shall deliver the documents personally or mail them to the requesting shareholders within 30 days after receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the Corporation has sent the shareholders an annual report for the last fiscal year.

                Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by the Corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared without audit from the Corporation's records.

                Section 6.7. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                   ARTICLE VII

                                  Miscellaneous

                Section 7.1. Principal Executive or Business Offices. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place either within or without the State of California. If the principal executive office is located outside California and the Corporation has one or more business offices in California, the Board shall designate one of these offices as the Corporation's principal business office in California.

               Section 7.2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

               Section 7.3. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                Section 7.4. Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the articles of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, the Board of Directors, or members of a committee of the Board need be specified in any written waiver of notice unless so required by the articles of incorporation or these by-laws.

                Section 7.5. Indemnification of Directors, Officers and Employees. Any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director, an officer or an employee of the Corporation or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation shall be indemnified by the Corporation, and the Corporation may advance his related expenses, to the full extent permitted by law.

                Section 7.6. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, provided that the contract or transaction is just and reasonable as to the Corporation at the time it was authorized, approved or ratified; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders with the shares owned by the interested director or officer not being entitled to vote thereon; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

               Section 7.7. Amendment of By-Laws. To the extent permitted by law these by-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors. The shareholders entitled to vote, however, retain the right to adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

                         WRITTEN CONSENT OF SHAREHOLDER

                     INTERNATIONAL LEASE FINANCE CORPORATION

        The undersigned shareholder of International Lease Finance Corporation, a California corporation, holding of record all of the outstanding shares of capital stock of the corporation entitled to vote, adopts, approves and consents to the following action:

        1. Section 2.1 of the By-laws of the corporation is hereby amended to read in its entirety as follows:

               Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in these By-laws or in the Articles of Incorporation. The Board shall consist of not less than five nor more than nine members. The exact number of directors shall be seven until changed within the specified limits by a By-law amending this section, duly adopted by the Board of Directors or the shareholders. The maximum and minimum number of directors may be changed only by a duly adopted amendment to the Articles of Incorporation or by an amendment to this By-law approved by a majority of the outstanding shares entitled to vote. Directors need not be shareholders.

        2. The following named persons are nominated and elected as directors of the corporation, each to hold office (subject to the provisions of the By-laws) until his successor has been elected and qualified:

                                 M. R. Greenberg

                                 E. E. Matthews

                                 A. H. Fishman

                                 Howard I. Smith

                                 Leslie L. Gonda

                                 Louis L. Gonda

                                 Steven F. Udvar-Hazy

        This consent is granted under Section 603 of the California Corporations Code with respect to all of the shares held by the undersigned.

Date:  August 31, 1990


                                            AMERICAN INTERNATIONAL GROUP, INC.

                                            By: /s/ ALAN FISHMAN
                                                --------------------------------
                                                Name:
                                                Title: